UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

DIAMONDBACK ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following email was sent by Travis D. Stice, the CEO of Diamondback Energy, Inc. (“Diamondback”), to Diamondback employees on the morning of February 12, 2024, in connection with the announcement of the definitive merger agreement between Diamondback and Endeavor Energy Resources, L.P.

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From:	Travis Stice
Subject:	Diamondback and Endeavor Announcement
Date:	Monday, February 12, 2024 7:02:17 AM

Diamondback Team,

I am excited to announce that Diamondback Energy and Endeavor Energy Resources have entered into a definitive merger agreement to form a premier Permian pure-play independent oil company.

As many of you know, Endeavor is one of the largest private oil companies in the United States with approximately 344,000 net acres in the core of the Midland Basin. Founded by Autry Stephens 45 years ago, Endeavor has grown production to over 353,000 boe per day. Lance Robertson has been CEO since 2020 and has continued moving the Company forward. With Lance’s leadership, Endeavor has become the most impressive private oil and gas company in the United States.

Putting our two businesses together gives us leading size and scale in the Permian Basin, with combined fourth quarter 2023 production of over 816,000 boe per day, including 468,000 barrels per day of net oil production. Going forward, we will have an unparalleled inventory depth of undrilled locations and significant opportunities to create operational synergies between the two companies. The combined company will be based in Midland, and will further solidify Midland’s position as one of the capitals of the North American oil industry.

We expect to close the transaction in the fourth quarter of 2024, subject to the satisfaction of customary closing conditions, including termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and approval of the transaction by our stockholders.

While this an exciting milestone for Diamondback, please keep in mind that today is only day one. Until the transaction is completed, Diamondback and Endeavor will continue to operate as independent companies. Importantly, our companies share a similar culture and operating philosophy, which should allow for a seamless integration post close.

We will have an all-employee town hall meeting today at 10:30 am Central Time via Teams or in person in the Mesquite Conference Room on the 13th floor of Tower 2. While I may not be able to answer all of your questions, I look forward to discussing the combination with all of you shortly.

This opportunity and the success story that is Diamondback could not happen without you, our employees, delivering the best results with the lowest cost structure in the business. Thank you for all you do for this company, we are just getting started.

Thank you,

Travis

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding the proposed business combination transaction between Diamondback and Endeavor; future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures), including the proposed transaction; the expected amount and timing of synergies from the proposed transaction; the anticipated timing of the proposed transaction; and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward- looking statements. When used in this communication, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: the completion of the proposed transaction on anticipated terms and timing or at all, including obtaining Diamondback stockholder approval, regulatory approval and satisfying other conditions to the completion of the transaction; uncertainties as to whether the proposed transaction, if consummated, will achieve its anticipated benefits and projected synergies within the expected time period or at all; Diamondback’s ability to integrate Endeavor’s operations in a successful manner and in the expected time period; the occurrence of any event, change, or other circumstance that could give rise to the termination of the proposed transaction; risks that the anticipated tax treatment of the proposed transaction is not obtained; unforeseen or unknown liabilities; unexpected future capital expenditures; potential litigation relating to the proposed transaction; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effect of the announcement, pendency, or completion of the proposed transaction on the parties’ business relationships and business generally; risks that the proposed transaction disrupts current plans and operations of Diamondback or Endeavor and their respective management teams and potential difficulties in retaining employees as a result of the proposed transaction; the risks related to Diamondback’s financing of the proposed transaction; potential negative effects of this announcement and the pendency or completion of the proposed transaction on the market price of Diamondback’s common stock and/or operating results; rating agency actions and Diamondback’s ability to access short- and long- term debt markets on a timely and affordable basis; changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial markets; concerns over a potential economic slowdown or recession; inflationary pressures; rising interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form 10- K, filed with the SEC on February 23, 2023, and those risks disclosed in its subsequent filings on Forms 10- Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors/; and those risks that will be more fully described in the definitive proxy statement on Schedule 14A that is intended to be filed with the SEC in connection with the proposed transaction. In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time.

Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this communication or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Additional Information about the Merger and Where to Find It

In connection with the potential transaction between Diamondback and Endeavor, Diamondback expects to file relevant materials with the SEC including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Diamondback will mail the definitive proxy statement to each stockholder entitled to vote at the meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or for any other document that Diamondback may file with the SEC and send to its stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT DIAMONDBACK WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available) and any other documents filed by Diamondback with the SEC, may be obtained free of charge at the SEC’s website www.sec.gov. Copies of the documents filed with the SEC by Diamondback will be available free of charge on Diamondback’s website at www.diamondbackenergy.com/investors/.

Participants in the Solicitation

Diamondback and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Diamondback’s stockholders in connection with the transaction. Information about the directors and executive officers of Diamondback is set forth in (i) in Diamondback’s proxy statement for its 2023 annual meeting, including under the headings “Proposal 1—Election of Directors”, “Executive Officers”, “Compensation Discussion and Analysis”, “Compensation Tables”, “Stock Ownership” and “Certain Relationships and Related Transactions”, which was filed with the SEC on April 27, 2023 and is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/1539838/000130817923000793/fang-20221231.htm, (ii) Diamondback’s Annual Report on Form 10-K for the year ended December 31, 2022, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 23, 2023 and is available at https://www.sec.gov/ixviewer/ix.html? doc=/Archives/edgar/data/1539838/000153983823000022/fang-20221231.htm and (iii) subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed with the SEC when they become available. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors/.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.